UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2026

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2026, the Board of Directors (the 'Board') of Fastenal Company (the 'Company') elected as a director of the Company Mr. Vishal Talwar, effective on June 12, 2026, increasing the number of directors on the Board from eleven to twelve on this date. Mr. Talwar was elected to serve as an independent director until the Company's next annual meeting of shareholders or until his successor is duly elected and qualified. The Board also appointed Mr. Talwar to serve on the Board's Nominating and Corporate Governance Committee, effective on the same date.
Mr. Talwar is currently the Executive Vice President and Chief Digital and Information Officer of FedEx Corporation, and President of FedEx DataWorks, since August 15, 2025. Mr. Talwar oversees enterprise architecture, cybersecurity, and data platforms, focused on enabling data-driven decision-making at every level of the organization. From April 14, 2015 to August 14, 2025, Mr. Talwar was a consultant and executive leader for Accenture plc. His last position was serving as Senior Managing Director and Chief Growth Officer for Accenture Technology, where he led global offerings, solutions, and go-to-market teams supporting Fortune Global 2000 clients. From 2014 to 2015, Mr. Talwar served as Vice President at Wipro, a leading global information technology, consulting, and business process services company, headquartered in Bangalore, India. From 2011 to July 2014, he served as Managing Director at Dell Technologies and from 2006 to 2011, he served as Associate Partner at International Business Machines Corporation (IBM). From 1996 to 2006, he held senior technology consulting leadership roles, building deep experience across enterprise technology transformation.
There are no arrangements or understandings between Mr. Talwar and any other person or persons pursuant to which he was selected as a director of the Company. There are no current or proposed transactions in which Mr. Talwar, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.
Mr. Talwar will receive a pro rata portion of the annual retainer for his partial year of service as a director of the Company and a pro rata portion of an equity award that is related to his attendance at the remaining calendar year Board meetings, which will be payable in cash to Mr. Talwar, all in accordance with the Company's existing director compensation policy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

June 12, 2026	By:	/s/ MAX H. TUNNICLIFF
(Date)		Max H. Tunnicliff Senior Executive Vice President and Chief Financial Officer